Exhibit 10.12

AMENDMENT NO. 5
TO THE SECOND AMENDED AND RESTATED
2006 LONG TERM INCENTIVE PLAN FOR
NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the Second Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to permit Non-Employee Directors to adjust the timing and form of awards they will receive under Sections 5, 6, and 7 of the Plan, without adjusting the total value of awards to be received;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST:     Section 5(a) shall be amended to read as follows:

“On each April 1, each Non-Employee Director shall be granted an Annual Equity Grant with a total value, based on the Fair Market Value on the day of grant, of $270,000 (or $283,500 for the Lead Director or $297,000 for the Chairman of the Board).

Such Annual Equity Award shall be granted in the form of Stock Options, Restricted Stock (including Restricted Stock Units), or a combination of these award types, subject to the provisions of Sections 6 and 7 hereof.”

SECOND:     The provisions of this amendment shall be effective March 28, 2018.

THIRD:     Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company.

THE COOPER COMPANIES, INC.

By:    /s Randal L. Golden
Randal L. Golden

Title:	Vice President & General Counsel

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Amendment No. 5 to the Second Amended and Restated 2006 LTIP for NEDs
Adopted: March 28, 2018